This instrument was prepared
by and should be returned to:

Wilson, Elser, Moskowitz, Edelman & Dicker LLP
3 Gannett Drive
White Plains, New York 10604
Attn: Gregg Bucci, Esq.

MORTGAGE
ASSIGNMENT OF LEASES AND RENTS
SECURITY AGREEMENT
FIXTURE FILING

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Mortgage"), dated February ____, 2006, is from BAY STATE REALTY HOLDINGS, INC., a Massachusetts corporation (''Borrower''), as Borrower, whose address is 1309 South Main Street, Waterbury, CT 06706 ("Borrower's Address"), to FORD MOTOR CREDIT COMPANY, a Delaware corporation ("Lender"), as Lender, whose address is 2nd Floor Southboro Place, 352 Turnpike Road, Southboro, Massachusetts 01772 ("Lender's Address"). Borrower's tax identification number is _____________.

In consideration of a loan in the amount of $6,035,000.00 (the “Loan”) by Lender to Borrower, to be secured by this Mortgage on the real property and other collateral described in the Transaction Documents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower agrees as follows:

1.        Definitions. Unless otherwise specifically defined herein, the capitalized terms used herein shall have the meanings set forth in the Note. The following terms shall have the following meanings:

1.1      Applicable Law(s). All present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law applicable to any particular occurrence, facts, conditions, circumstances, or matter of any type, kind or character.

1.2      Awards. All awards made to Borrower by any governmental agency or other entity having the power of eminent domain as a result of a Condemnation or Taking.

1.3      Casualty. Any damage or destruction to the Property, in whole or in part, caused, directly or indirectly, by fire, earthquake, storm, other weather conditions, other acts of God, acts of the public enemy, riot, terrorism, insurrection, or any other casualty.

1.4       Condemnation. Any condemnation or eminent domain proceeding regarding the Land, Improvements and/or Fixtures, or any portion thereof.

1.5       Encumbrance. Any encumbrance on the Property, including without limitation, any lien, claim of lien, deed of trust, mortgage, pledge, security interest, charge or conditional sale or other title retention agreement.

1.6       Environmental Law. Any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Borrower or the Property and relate to Hazardous Materials.

1.7       Environmental Liens. Any liens and other encumbrances imposed pursuant to any Environmental Law.

1.8       Environmental Report. All written reports resulting from the environmental site assessments of the Property delivered to Lender in connection with the making of the Loan.

1.9       Event(s) of Default. The events and occurrences described in Section 7.1 of this Mortgage.

1.10     Financial Information. Collectively and singularly, the items and reports required under Section 6.14 of this Mortgage.

1.11     Fixtures. All goods now or hereafter located upon or within the Land and Improvements, but not necessarily permanently affixed thereto, that have become so related to the Land and Improvements that an interest in such goods arises under applicable law.

1.12     Guarantor. All present and future guarantors of the Indebtedness and Obligations and their respective heirs, administrators, executors, successors and assigns.

1.13     Guaranty. The guaranty, or collectively the guaranties, of even date herewith executed by Guarantor guaranteeing the obligations of Borrower under the Transaction Documents.

1.14     Hazardous Materials. Petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material”, ‘hazardous waste”, ‘toxic substance”, “toxic pollutant”, “contaminant”, or pollutant” within the meaning of any Environmental Law.

1.15     Improvements. All buildings, improvements, other structures, alterations and appurtenances now or hereafter located on the Land.

1.16     Indebtedness. The principal, interest, and all other amounts due under the Note, the Other Loans and all other indebtedness of Borrower and others to Lender under and/or secured by the Transaction Documents, including, without limitation any future loans and advances made under the Mortgage and/or any other Transaction Document, and all amendments, modifications, increases, renewals and extensions of any of the foregoing.

1.17     Indemnified Claim. Any loss, damage, liability, cost, expense and/or claim (including without limitation the cost of any fines, remedial action, damage to the environment and cleanup, court related costs and the fees of attorneys and other experts).

1.18     Insurance Premiums. Collectively, the premiums due for all Policies.

1.19     Interest Payments. All payments of interest and payments in the nature of interest due under the Note and/or other Transaction Documents, including, without limitation, all charges, fees, premiums or other sums that may be deemed to be interest.

1.20     Investor. Collectively, each purchaser, transferee, assignee, servicer, participant, or investor in any Participations or Securities.

1.21     Land. The real estate located at 571 Worcester Road, Framingham, Massachusetts 01701 and more particularly described on Schedule A attached hereto.

1.22     Leases. Any and all leases, subleases, licenses, concessions or grants of other possessory interests now or hereafter in force, oral or written, covering or affecting the Property, or any part thereof, together with all rights, powers, privileges, options and other benefits of Borrower thereunder.

1.23     Legal Rate. The limits imposed on Interest Payments by applicable usury laws.

1.24     Lessee. The person or persons or legal entities occupying the Property from time to time for the purposes of operating a dealership for sales and service of automobiles, light trucks and other motor vehicles approved by Lender from time to time.

1.25     Note. The Promissory Note, dated of even date with this Mortgage, from Borrower to the order of Lender, in the principal amount of $6,035,000.00, together with all extensions, renewals, modifications, amendments and increases thereof, secured, in part, by this Mortgage.

1.26     Obligations. All of the covenants, promises and other obligations (other than the Indebtedness) made or owing by Borrower and others to or due to Lender under and/or as set forth in the Other Loans and/or the Transaction Documents, and any and all extensions, renewals, modifications and amendments of any of the foregoing.

1.27     Other Charges. All ground rents, other rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof.

1.28     Other Loans. Collectively, (1) the Master Loan and Security Agreement from Hometown Auto Framingham, Inc. to Lender and any and all Loan Supplements thereto, pursuant to which Lender extended a credit facility to Hometown Auto Framingham, Inc.; (2) a Wholesale Line of Credit made by Lender to Hometown Auto Framingham, Inc. dated March 2, 2001; (3) a Wholesale Line of Credit made by Lender to Family Ford, Inc. dated February 28, 2001; (4) a Wholesale Line of Credit made by Lender to Shaker’s Inc. dated February 28, 2001; (5) a Wholesale Line of Credit made by Lender to Hometown Brattleboro, Inc. dated March 2, 2001; (6) the Promissory Note dated February ____, 2006 in the original principal amount of $6,035,000.00 from Bay State Realty Holdings, Inc. to the order of Lender pursuant to which Lender made a mortgage loan to Bay State Realty Holdings, Inc. (Loan #229879) (7) any and all other loans now or hereafter outstanding made by Lender to Borrower and/or Guarantor, and (8) any and all extensions, increases, amendments, renewals and modifications of the foregoing.

1.29     Participations. Participating interests of third parties in the Lender’s rights and interests in the Loan and the Note, this Mortgage and the other Transaction Documents.

1.30     Permitted Encumbrances. The Leases and the encumbrances described, with particularity, in Schedule B attached hereto.

1.31     Personal Property. All furniture, equipment, machinery, materials, supplies, motor vehicles, tractors, trailers, implements, service parts, inventory, accounts, contract rights, chattel paper, commercial tort claims, deposit accounts, documents, instruments, investment property, letter of credit rights, letters of credit, money, oil, gas and other minerals before extraction, general intangibles (including, without limitation, all trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles arising out of or in connection with, received in respect of, relating to or used in connection with the operation of the Property), and all other personal property of every type, kind and character whatsoever (other than the Fixtures) now owned or hereafter acquired by Borrower which now or hereafter arises out of or in connection with, is received in respect of, relates to or is used in connection with the Land and the Improvements or located in, upon or about the Land and the Improvements, together with all accessions, replacements and substitutions thereto or therefore and the proceeds and products thereof.

1.32     Policies. All policies of insurance required pursuant to Section 6.7 of this Mortgage.

1.33     Property. All right, title and interest of Borrower, whether at law or in equity, in the following: (a) the Land; (b) the Improvements; (c) all privileges, profits, permits, licenses, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances of, and/or associated with, the Land and/or the Improvements and all right, title and interest of Borrower in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof; (d) the Fixtures, Leases, Personal Property, Rents and Awards and any proceeds and products thereof; (e) all proceeds of any unearned Insurance Premiums , including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property; (f) all refunds, rebates, or credits in connection with a reduction in Taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction; and (g) in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property.

1.34     Rating Agency. Any rating agency involved in the rating of any Securities.

1.36     Related Party. Any officer, director, member, partner, shareholder, manager, other owner or principal, or affiliate of Borrower, Guarantor and/or Lessee.

1.35     Release. Any release of any Hazardous Materials, including, without limitation, any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

1.36     Rents. All of the rents, revenues, income, profits, deposits and other benefits payable under the Leases and/or arising from the use and enjoyment of all or any portion of the Property.

1.37     Securities. Any mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement related to a commercial mortgage securitization transaction.

1.38     Taking. Any taking of the Land, Improvements and/or Fixtures, or any portion thereof, accomplished through a Condemnation.

1.39     Taxes. All taxes, assessments, bond payments, water rates, sewer rents, governmental impositions, all charges for easements and agreements maintained for the benefit of the Property, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, and all interest and penalties with respect to all of the foregoing, now or hereafter levied or assessed or imposed against the Property or any part thereof, and/or upon any use thereof.

1.40     Transaction Documents. Collectively, (a) this Mortgage, (b) the Note, (c) the Guaranty, and (d) all other instruments and agreements evidencing and/or securing the payment of the Indebtedness or performance of the Obligations, and any and all extensions, renewals, modifications and amendments of any of the foregoing.

2.          Mortgage.

2.1       Grant of Mortgage. To secure the payment of the Indebtedness and performance and discharge of the Obligations, Borrower grants to Lender with MORTGAGE COVENANTS, subject to the Permitted Encumbrances, a mortgage upon and a lien and security interest in the Property. If Borrower pays the Indebtedness and any other outstanding Obligations as and when the same are due and payable and performs and discharges the other Obligations in accordance with the terms of the Transaction Documents, then this Mortgage and the estate and rights hereby granted shall terminate and shall be released by Lender, provided, however that any terms and conditions of the Transaction Documents that by their terms expressly survive the discharge of the Obligations shall continue in full force and effect.

2.2       Future Advances. This Mortgage shall secure all loans and other advances made by Lender to Borrower for any purpose pursuant to the terms of the Note, including any amendments, increases and renewals of the Note, just as if such loans and advances were made on the date of this Mortgage. Except as otherwise provided in the Note, any future loan or advance may be made at the option of Lender in its sole discretion. The total amount of the Indebtedness that may be secured by this Mortgage may increase or decrease from time to time, but the total unpaid principal balance secured at any one time by the Mortgage shall not exceed $6,035,000.00, together with accrued interest, all costs and expenses incurred by Lender under the Mortgage and all disbursements made by Lender under the Transaction Documents.

2.3       Tax and Insurance Escrow. In the event Borrower is delinquent for 10 days in any payment required under the Transaction Documents, Lender shall have the option upon fifteen (15) days' prior written notice to Borrower to require Borrower to pay to Lender, on each Payment Date under the Note, an amount equal to one-twelfth (1/12) of the sum of (a) Taxes and Insurance Premiums for a one year period, and (b) such additional amounts, to be determined by Lender from time to time, as will provide a sufficient fund, at least thirty (30) days prior to the next due dates of the next installment of such Taxes and Insurance Premiums, for payment thereof so as to realize the maximum discounts permitted by law. Amounts held hereunder by Lender shall be non-interest bearing and may be commingled with Lender's other funds. Upon assignment of this Mortgage, Lender shall have the right to pay over the balance of such amounts then in its possession to the assignee and Lender shall thereupon be completely released from all liability with respect to such amounts. Upon full payment of the Indebtedness, or, at the election of Lender at any prior time, the balance of such amounts shall be paid over to Borrower and no other party shall have any right or claim thereto.

3.          Assignment of Leases and Rents.

3.1       Assignment. To secure the payment of the Indebtedness and performance and discharge of the Obligations, Borrower assigns and transfers to Lender the Leases and Rents, including the right to collect all Rents; provided, however, that Lender does not assume the obligations of Borrower under the Leases and Borrower will continue to perform its obligations under the Leases.

3.2       Collection of Rents. Borrower agrees that the respective lessees under the Leases, upon notice from Lender of the occurrence of an Event of Default, shall thereafter pay to Lender the Rents due and to become due under the Leases without any obligation to determine whether or not such an Event of Default does in fact exist. Borrower appoints Lender as Borrower’s true and lawful attorney-in-fact to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in Borrower’s or Lender’s name, for all Rents; provided, however, that so long as no Event of Default has occurred, Lender grants Borrower a license to collect the Rents as and when they become due and payable, but never more than two (2) months in advance. Such license shall terminate immediately upon the occurrence of an Event of Default.

3.3       Lender in Possession. The assignment of Leases and Rents shall not be deemed or construed to constitute Lender as a lender in possession nor obligate Lender to take any action or to incur expenses or perform or discharge any obligation, duty or liability with respect to the Leases and Rents. Exercise of any rights under this Section and the application of the Rents to the Indebtedness or Obligations shall not cure or waive any Event of Default.

3.4       Doctrine of Merger. Upon the foreclosure of this Mortgage, no assigned Lease shall be destroyed or terminated by application of the doctrine of merger or as a matter of law unless Lender or any purchaser at such foreclosure sale so elects. No act by or on behalf of Lender or any such purchaser shall constitute a termination of any assigned or subordinate Lease unless Lender or such purchaser gives written notice thereof to the applicable tenant or subtenant.

4.         Security Interest. As security for the payment of the Indebtedness and performance and discharge of the Obligations, Borrower grants Lender a security interest in the Personal Property, Fixtures and Leases and Rents, and the proceeds thereof. Borrower shall receive and hold in trust all proceeds of the Personal Property, Fixtures and Leases and Rents for Lender and shall immediately pay to Lender such proceeds, unless Lender shall otherwise direct in writing.

5.         Representations and Warranties of Borrower. In order to induce Lender to make the Loan to Borrower, Borrower represents and warrants to Lender that:

5.1       Due Organization; Compliance with Laws, Taxes and Assessments. Borrower and Guarantor each (a) are duly organized, validly existing and in good standing under the laws of the state in which they are organized and in good standing under the laws of state where the Property is located; (b) have full power and authority, including all licenses and authorizations, necessary to carry on its business as now being conducted and to enter into the Transaction Documents; (c) are in compliance with Applicable Laws; (d) have obtained all licenses, certificates of occupancy, permits and authorizations, governmental and otherwise, required for the use and operation of the Property, which are valid and in full force and effect; (e) have filed all Federal, state, county and municipal income tax returns required to have been filed by them; and (f) have paid, and made all filings required in connection with, all Taxes which have become due pursuant to any assessments received by them, and Borrower does not know of any basis for additional assessment in respect to such Taxes.

5.2       Execution and Delivery; Enforceability. The Transaction Documents have been duly executed and delivered by Borrower and Guarantor, as the case may be, and constitute valid, duly authorized, legally binding and enforceable obligations of Borrower and Guarantor, subject to bankruptcy, insolvency or creditors rights laws generally and principles of equity generally. The Note, this Mortgage and the other Transaction Documents are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms of the Note, this Mortgage or any of the other Transaction Documents, or the exercise of any right thereunder, render this Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

5.3  No Conflicts; Consents and Authority. The execution, delivery and performance of the Transaction Documents by Borrower and Guarantor, as the case may be, (a) do not violate any provision of law (including without limitation, any law relating to usury), any order of any court or governmental or administrative agency, or any indenture, agreement or other instrument to which Borrower or Guarantor is a party or by which Borrower or Guarantor or any of their property is bound; (b) do not conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument; (c) do not violate the articles of incorporation and by-laws, partnership agreement, operating agreement or trust agreement, as the case may be, of Borrower or Guarantor; (d) will not have any material adverse effect on the business or financial condition of Guarantor or Borrower; (e) will not result in the creation or imposition of any Encumbrance upon any of the assets of Borrower or Guarantor, except as contemplated by the Transaction Documents; (f) are within the power and authority of the Borrower; (g) have been duly authorized by all requisite organizational action; and (h) have received all necessary approvals and consents, corporate, governmental or otherwise. Borrower (and the undersigned representative of Borrower, if any) has the full power, authority and legal right to execute this Mortgage, and to mortgage, grant, bargain, sell pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Borrower’s part to be performed.

5.4       No Litigation; Condemnation. There is no suit, proceeding or investigation pending or threatened against or affecting Borrower or Guarantor, at law or in equity, or before or by any governmental or administrative agency, which if adversely determined, would have a material adverse effect on the business or condition of Borrower or Guarantor or their performance under the Transaction Documents. No judgment, decree or order of any court or governmental or administrative agency or instrumentality has been issued against Guarantor or Borrower which has or may have any material adverse effect on the business or condition of Guarantor or Borrower. There is no proceeding threatened or pending for the total or partial condemnation, appropriation, or recapture of any material portion of the Property that would materially adversely affect Borrower’s performance under the Transaction Documents, or the use, value, or operation of the Property.

5.5.      Accuracy of Information. All written and oral information, reports and data, including, without limitation, the Financial Information, given to Lender with respect to Borrower, Guarantor, Lessee or others obligated under the Transaction Documents are accurate and correct in all material respects and complete insofar as completeness may be necessary to give Lender a true and accurate knowledge of the subject matter thereof. There is no statement of fact made in the Transaction Documents that contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. Borrower has disclosed all material facts regarding Borrower and/or the Property that might adversely affect the Property, the business operations conducted thereon, or Borrower.

5.6.      Assignment of Leases and Rents. Borrower has the right to assign the Leases and Rents to Lender, and has not executed any prior assignment of the Leases or Rents or of its interests therein. Borrower has delivered to Lender a true and complete copy of all existing Leases, together with all amendments, supplements and other modifications.

5.7       Leases and Rents. (a) Borrower is the sole owner of the entire lessor’s interest in the Lease; (b) the Lease is valid and enforceable and in full force and effect; (c) the Lease is an arms-length agreement with bona fide, independent third parties; (d) no party under the Lease is in default; (e) all Rents due have been paid in full; (f) none of the Rents have been assigned or otherwise pledged or hypothecated; (g) none of the Rents have been collected for more than one (1) month in advance; (h) the tenants under the Lease have accepted the Property and have taken possession of the Property on a rent-paying basis; (i) there exist no offsets or defenses to the payment of any portion of the Rents and Borrower has no monetary obligation to any tenant under the Lease; (j) Borrower has received no notice from any tenant challenging the validity or enforceability of the Lease; (k) there are no agreements with the tenant under the Lease other than expressly set forth in the Lease; (l) the Lease is valid and enforceable against Borrower and the tenants set forth therein; (m) no Lease contains an option to purchase, right of first refusal to purchase or any other similar provision; (n) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (o) each Lease is subordinate to this Mortgage, either pursuant to its terms or a recordable subordination agreement; (p) all security deposits relating to the Leases have been collected by Borrower and are being held in accordance with all Applicable Laws; and (q) no brokerage commissions or finders fees are due and payable regarding any Lease.

5.8       Title to Property; Permitted Encumbrances. Borrower has good and marketable title to the Land, Fixtures, Personal Property and other Property in fee simple, all free and clear of any Encumbrance except for the Permitted Encumbrances. The Permitted Encumbrances have not materially and adversely affected or interfered with (a) the use or operation of the Property, (b) the value of the Property, nor (c) the ability of the Borrower to pay in full the principal, interest and other amounts due under the Transaction Documents as required thereunder, nor does Borrower reasonably foresee any such material and adverse affect or interference arising from the Permitted Encumbrances during the term of the Loan. The Property constitutes one or more separate tax parcels and does not constitute a portion of any other tax lot not a part of the Property. The Property is being, and will continue to be, used as a sales and service facility for new and used automobiles and other motor vehicles. Except as disclosed in the title insurance policy insuring Lender’s lien in the Property arising under this Mortgage, there are no pending or, to the knowledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to the knowledge of the Borrower, are there any contemplated improvements to the Property that may result in such special or other assessments.

5.9       Improvements. None of the Improvements lies outside of the boundaries and building restriction lines of the Property and no improvements on adjoining properties materially encroach upon the Property. The Improvements and Land, and the contemplated use and occupancy thereof, comply with applicable zoning, building and land use laws and ordinances, or constitute a legal nonconforming use or structure.

5.10     Condition of Property; Compliance. The Property is free and clear of any damage that would materially and adversely affect the use or value of the Property and is in good repair and condition. All building systems contained in the Property are in good working order. The Property is in compliance with all Applicable Laws and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property.

5.11     Environmental Compliance. Based upon an environmental site assessment of the Property and information that Borrower knows or should reasonably have known, (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Property, except those that are both (1) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (2) either (A) in amounts not in excess of that necessary to operate the Property or (B) fully disclosed to and approved by Lender in writing pursuant to the Environmental Report; (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law and which would require remediation by a governmental authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Materials migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any person or entity (including but not limited to a governmental entity) relating to Hazardous Materials in, on, under or from the Property; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower’s files and records, including, without limitation, any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property.

5.12     Access; Utilities. The Property has adequate rights of access to public ways and is adequately served by utilities, including, without limitation, adequate water, sewer, electricity, gas, telephone, sanitary sewer and storm drain facilities. All public utilities necessary for the continued use and enjoyment of the Property for its current purpose are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property. All roads necessary for the full use of the Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Property.

5.13     Flood Zone. The Property is located in a flood hazard area designated as Flood Zone “X” by the Federal Emergency Management Agency Standard on Flood Hazard Determination Certificate No. 13524532-0001.

5.14     First Lien. Upon the execution by the Borrower and recording of this Mortgage, and upon the filing of UCC-1 Financing Statements with the secretary of state in the jurisdiction in which Borrower is duly organized, Lender shall have a valid and enforceable first priority lien on the Land, Improvements and Fixtures, and a valid and enforceable security interest in the Personal Property and all other Property subject to no liens, charges, encumbrances other than the Permitted Exceptions. Lender will release its lien on the Parcel upon recording of the Principal Pay Down as set forth in Note.

Borrower shall promptly give written notice to Lender of any breach under this Section 5.

6.         Covenants and Indemnities. Until the Indebtedness is paid in full and all Obligations are performed, Borrower covenants and agrees as follows:

6.1.      Repair; Waste. Borrower shall (a) keep the Property in good order and condition and make all necessary or appropriate repairs, replacements and renewals thereof, (b) comply with all agreements affecting the Property and its use, (c) obtain the written consent of Lender prior to making any material alterations or additions to the Property or removing any of the Improvements or Fixtures, (d) not abandon the Property or leave the Property unprotected, unguarded or deserted, and (e) not cause or permit waste of the Property.

6.2.      Casualty. (a) Borrower shall give Lender prompt written notice of a Casualty. Unless Lender applies any insurance proceeds received to repayment of the Indebtedness, Borrower shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with applicable law to be of at least equal value and of substantially the same character as prior to such damage or destruction even if no Policy is in effect and/or neither Lender nor Borrower receive any insurance proceeds. Notwithstanding the occurrence of a Casualty, Borrower will continue to pay the Indebtedness in accordance with the Note and the other Transaction Documents.

(b)       Borrower shall promptly file and prosecute its claims for insurance under any Policies in good faith and with due diligence and cause the proceeds of such claims to be collected and paid over to Lender. Except as provided in Section 6.2 (c), Lender will apply such insurance proceeds to the payment of the Indebtedness in accordance with the terms of the Note. If Borrower is unable to settle its claims under the Policies within six (6) months of a Casualty, then Lender may settle and adjust any claim without the consent of Borrower and agree with the insurance company or companies on the amount to be paid on the loss. Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to make any compromise or settlement in connect with any claim under the Policies arising from the Casualty and to collect, receive and retain any proceeds under any Policy with respect to a Casualty, subject to the provisions of this Mortgage. The expenses incurred by Lender in the adjustment and collection of insurance proceeds shall become part of the Indebtedness and be secured hereby and shall be reimbursed by Borrower to Lender upon demand.

(c)       If, in the reasonable judgment of Lender, the Property can be restored within a twelve (12) month period and prior to the Maturity Day to an economic unit not materially less valuable and not less useful than the Property was prior to the Casualty, and after such restoration will adequately secure the outstanding balance of the Indebtedness, and if no Event of Default shall have occurred and be then continuing, then Lender shall make the proceeds of insurance (after reimbursement of any expenses incurred by Lender) available to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Property or part thereof subject to the Casualty, in the manner set forth in Section 6.2 (d). Borrower will commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided, that Borrower shall pay all costs (and if required by Lender, Borrower shall deposit the total thereof with Lender in advance) of such restoring, repairing, replacing or rebuilding in excess of the net insurance proceeds made available pursuant to the terms hereof.

(d)       In the event Borrower is entitled hereunder to reimbursement out of insurance proceeds held by Lender, Lender will disburse such proceeds from time to time upon being furnished with (1) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (2) funds or, at Lender's option, assurances satisfactory to Lender that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other reasonable evidences of cost, payment and performance as Lender may reasonably require and approve. Lender may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Lender prior to commencement of work. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of insurance proceeds held by Lender after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to any party entitled thereto.

6.3.      Condemnation. (a) Borrower shall give Lender prompt written notice of the actual or threatened commencement of any Condemnation and shall deliver to Lender copies of any and all pleadings served in connection with such Condemnation. Unless Lender applies the proceeds of any Award received to repayment of the Indebtedness, Borrower shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with applicable law to be of at least equal value and of substantially the same character as prior to such condemnation, regardless of whether any Award is made to either Lender or Borrower. Notwithstanding the occurrence of a Taking or Condemnation, Borrower will continue to pay the Indebtedness in accordance with the Note and the other Transaction Documents.

(b)       Borrower shall promptly file and prosecute its claims for any Awards in good faith and with due diligence and cause the Awards to be collected and paid over to Lender. Except as provided in Section 6.3 (c), Lender will apply an Award to the payment of the Indebtedness in accordance with the terms of the Note. If Borrower is unable to settle its claims for an Award with due diligence, then Lender may settle and adjust any claim without the consent of Borrower and agree with the public or quasi-public authority or authorities on the amount to be paid as a result of the Taking or Condemnation. Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Award for any Taking accomplished through a Condemnation and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Mortgage. The expenses incurred by Lender in the adjustment and collection of an Award shall become part of the Indebtedness and be secured hereby and shall be reimbursed by Borrower to Lender upon demand. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note.

(c)        If, in the reasonable judgment of Lender, the Property can be restored within a twelve (12) month period and prior to the Maturity Day to an economic unit not materially less valuable and not less useful than the Property was prior to such Condemnation or Taking, and after such restoration will adequately secure the outstanding balance of the Indebtedness, and if no Event of Default shall have occurred and be then continuing, then Lender shall make the Award (after reimbursement of any expenses incurred by Lender) available to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Property or part thereof subject to the Condemnation or Taking, in the manner set forth in Section 6.3 (d). Borrower will commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided, that Borrower shall pay all costs (and if required by Lender, Borrower shall deposit the total thereof with Lender in advance) of such restoring, repairing, replacing or rebuilding in excess of the Award made available pursuant to the terms hereof.

(d)        In the event Borrower is entitled hereunder to reimbursement out of the Award held by Lender, Lender will disburse such proceeds from time to time upon being furnished with (1) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (2) funds or, at Lender's option, assurances satisfactory to Lender that such funds are available, sufficient in addition to the Award to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other reasonable evidences of cost, payment and performance as Lender may reasonably require and approve. Lender may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Lender prior to commencement of work. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of the Award shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain of the Award held by Lender after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to any party entitled thereto.

6.4.       Encumbrances, Claims and Taxes. Borrower shall not create, incur or permit to exist any Encumbrances on the Property, except for (a) the Permitted Encumbrances, (b) Encumbrances in favor of Lender or specifically approved in writing by Lender, and (c) Taxes not delinquent or being contested in good faith in accordance with Section 6.17 (b) below. Borrower will pay when due all Taxes and will comply with all present and future laws, ordinances, rules, regulations, orders and requirements of public authorities, including without limitation zoning laws, applicable to Borrower and the Property. Borrower shall promptly defend any action, proceeding or claim affecting Borrower or the Property. Borrower shall promptly notify Lender of the commencement of any action, proceeding or claim or the occurrence of any other event that could have a material adverse effect on the Property or the financial condition or operations of Borrower if adversely determined.

6.5.       Use of Property. The Property shall be occupied by a person or entity that is a party to a duly authorized and validly existing sales agreement with Ford Motor Company, its subsidiaries or affiliates or another automobile manufacturer acceptable to Lender, and shall be used primarily as an automobile dealership facility for the sale of both new and used automobiles.

6.6.       Leases. (a) Borrower will duly and punctually perform all its covenants and obligations under the Leases and will use its best efforts to enforce the performance of the obligations of the lessees under the Leases. Borrower will appear and defend, at its cost and expense, any action or proceeding arising under or in any manner connected with the Leases or the obligations of any lessee under a Lease. Borrower will immediately notify Lender in writing of any default by Borrower or any lessee under a Lease. Without the prior written consent of Lender, Borrower shall not (1) terminate, amend, modify, waive any provisions of, reduce Rents under, or shorten the term of, any of the Leases, or grant any other concessions in connection therewith; (2) accept a surrender of all or any portion of the Leases; (3) execute any new Lease; (4) collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (5) execute any other assignment of the lessor’s interest in any of the Leases or the Rents; or (6) consent to any assignment of or subletting under any Leases.

(b)        Upon written request from Lender, Borrower shall deliver to Lender true and complete copy of all of the existing Leases, together with all amendments, supplements and other modifications, and certify to Lender that, to the best of Borrower’s knowledge, no material default by Borrower under any existing Lease remains uncured beyond any applicable notice and cure period as of the date of such certification, or the details of such default and the actions being taken by Lender with respect thereto. Borrower shall not willfully withhold from Lender any information regarding renewal, extension, amendment, modification, waiver of provisions of, termination, rental reduction of, surrender of space of, or shortening of the term of, any Lease during the term of the Loan.

6.7.       Insurance. During the entire term of the Loan, Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender, shall obtain and maintain the following Policies:

(1)         An "all risk" fire and extended perils insurance policy, including without limitation coverage for riot and civil commotion, vandalism, malicious mischief, burglary and theft, issued by an insurance company satisfactory to Lender, in an amount not less than the full replacement cost of the Improvements, Fixtures and Personal Property without deduction for physical depreciation; but in no event less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Property, subject to a maximum deductible of $5,000. Replacement value of the Improvements, Fixtures and Personal Property, exclusive of the cost of excavation, foundations and footings below the lowest basement floor, shall be determined from time to time during the term of the Loan (but not more frequently than once in any 24 calendar months) at the written request of Lender by an appraiser, engineer, architect or contractor designated by Lender, approved in writing by Borrower, and paid by Borrower.

(2)         Flood insurance if any part of the Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the Loan or the maximum limit of coverage available with respect to the Improvements, Fixtures and Personal Property under said Program, whichever is less. At Lender’s request, Borrower shall immediately deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated “special flood hazard area” or if it is, that Borrower has obtained insurance meeting the requirements of this Mortgage.

(3)         Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year, and at least $5,000,000 excess and/or umbrella liability insurance for any and all claims, including all legal liability imposed upon Borrower and all court costs and reasonable attorneys' fee incurred in connection with the ownership, operation and maintenance of the Property. Boiler and machinery insurance, with provisions, coverage levels and limits of liability acceptable to Lender.

(4)         During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Property insuring against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender.

(5)         Such other insurance as may from time to time be reasonably required by Lender in order to protect its interests.

(b)         All Policies shall (1) be issued by companies approved by Lender and licensed to do business in the state where the Property is located, with a claims paying ability rating of "AA" or better by Standard & Poor's Rating Services and/or a rating of "A:X" or better in the current Best's Insurance Reports; (2) name Lender and its successors and/or assigns as their interest may appear as the beneficiary/mortgagee; (3) contain a non-contributory standard mortgagee clause and a lender's loss payable endorsement or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (4) contain a waiver of subrogation against Lender; (5) be maintained throughout the term of the Loan without cost to Lender; (6) shall be assigned and the originals delivered to Lender; (7) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation; and (8) be satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall promptly pay all Insurance Premiums as the same become due and payable. Except to the extent sums sufficient to pay all Insurance Premiums have been deposited with Lender in accordance with the terms of this Mortgage, Borrower shall deliver to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender. If Borrower does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Lender may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Borrower agrees to reimburse Lender for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Lender (which may not be more often than once every 24 months), Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices.

6.8.        Hazardous Materials. (a) All uses and operations on or of the Property, whether by Borrower or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto. There shall be no Releases of Hazardous Materials in, on, under or from the Property. There shall be no Hazardous Materials in, on, or under the Property, except those that are both (1) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (2) (A) in amounts not in excess of that necessary to operate the Property or (B) fully disclosed to and approved by Lender in writing. Borrower shall keep the Property free and clear of all Environmental Liens, whether due to any act or omission of Borrower or any other person or entity. Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Subsection 6.8(b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews. Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender’s reasonable belief that the Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof. Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property; and comply with any Environmental Law. Borrower shall not allow any tenant or other user of the Property to violate any Environmental Law. Borrower shall immediately notify Lender in writing after it has become aware of any presence or Release or threatened Releases of Hazardous Materials in, on, under, from or migrating towards the Property; any non-compliance with any Environmental Laws related in any way to the Property; any actual or potential Environmental Lien; any required or proposed remediation of environmental conditions relating to the Property; and any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Materials. Any failure of Borrower to perform its obligations pursuant to this section shall constitute bad faith waste with respect to the Property.

(b)         Lender and any other person or entity designated by Lender, including but not limited to any representative of a governmental entity, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including, without limitation, conducting any environmental site assessment or audit (the scope of which shall be determined in Lender’s sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender.

(c)          Where recommended by the Environmental Report or as a result of any other environmental site assessment or audit of the Property, Borrower shall establish and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program shall address any asbestos containing material or lead based paint that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Lender may require (1) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (2) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (3) at Borrower’s sole expense, supplemental examination of the Property by consultants specified by Lender, (4) access to the Property by Lender, its agents or servicer, to review and assess the environmental condition of the Property and Borrower’s compliance with any operations and maintenance program, and (5) variation of the operations and maintenance program in response to the reports provided by any such consultants.

6.9.         Compliance with Laws. Borrower will maintain its existence, licenses, permits, franchises and trade names and its authorization to own and operate the Property and to carry on its business as presently conducted in accordance with all Applicable Laws. Borrower will operate the Property and all businesses and other operations conducted thereon in accordance with all Applicable Laws and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property. Borrower shall from time to time, upon Lender’s request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws. Notwithstanding any provisions set forth herein or in any document regarding Lender’s approval of alterations of the Property, Borrower shall not alter the Property in any manner which would materially increase Borrower’s responsibilities for compliance with Applicable Laws without the prior written approval of Lender. Lender’s approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender. Borrower shall provide Lender with at least 30 days' prior written notice of a change to Borrower's legal name, state of incorporation, registration or organization, social security or Federal tax identification number, location of its chief executive office, or type of business organization (such as, corporation, partnership, limited liability company), or any violation of Applicable Laws by the Borrower, the Property or the businesses conducted thereon.

6.10.       Inspection. In addition to rights to inspect the Property under Subsection 6.8(b), at all reasonable times and upon reasonable notice, Lender and its designated agents may enter on the Property to inspect the Property for compliance with the terms and conditions of this Agreement and Applicable Laws, including, without limitation, to assess the general condition of the Property. All such inspections shall be conducted at the cost of Borrower.

6.11        Transfers of Property, Etc.. Without the prior written consent of Lender, Borrower shall not directly or indirectly, (a) sell, exchange, transfer or otherwise dispose of all or any part of the Property or any interest therein; (b) consolidate with or merge into any other business concern or permit any other business concern to consolidate with or merge into Borrower; (c) allow the sale, assignment, pledge, encumbrance, mortgage or transfer to a third party of more than 20% of the voting stock, partnership interests or ownership interests (as the case may be) of Borrower; or (d) allow the seizure of the Property or attachment of any lien thereon, whether voluntary or involuntary, which has not been removed or bonded off to Lender's satisfaction within twenty (20) days of such attachment.

6.12        Operations of Borrower. Without the prior written consent of Lender, Borrower shall not directly or indirectly, (a) sell, exchange, transfer or otherwise dispose of any of Borrower's property, except in the ordinary course of business; (b) buy, rent, lease or acquire, directly or indirectly, property from any Related Party or in which a Related Party has an interest, except in the ordinary course of business or as disclosed in the Financial Information as of date hereof; (c) sell, exchange, transfer, lease or otherwise dispose of all or any substantial part of its capital assets; (d) make any payments upon or transfer any assets in satisfaction, in whole or in part, of any indebtedness subordinated to the Indebtedness or any other indebtedness owing to Lender; (e) make or have outstanding any loan or advance to any individual or entity, including without limitation any Related Party, except as disclosed in the Financial Information as of the date hereof; or (f) purchase any security of any corporation or invest in the obligations of any individual or entity.

6.13        Books and Records; Audit. Borrower will maintain full and complete books of account and other records reflecting the results of its operations (including its operation of the Property), in accordance with generally accepted accounting principles. At the request of Lender, Borrower will furnish Lender such financial data and other information relating to Borrower and the Property, including, without limitation, copies of all Leases. At reasonable times and upon reasonable notice, Lender may audit Borrower's books of account and records.

6.14        Reports of Financial Information. Borrower and Lessee will provide Lender (a) monthly profit and loss statements of Lessee or Borrower, if Borrower is the operator of the Property, and (b) annual cash flow statement, balance sheet and profit and loss statements of Borrower and Lessee. Each Guarantor shall furnish Lender with such financial statements (including federal and state tax returns) as may be required by Lender from time to time. All operating statements and other financial statements required by this Section shall be certified by Borrower, Lessee or Guarantor, as the case may be, in the form required by Lender; provided, however, that in the event of a material adverse change in the financial condition of Borrower and/or Lessee and upon at least 30 days prior written notice, Lender may require Borrower and/or Lessee to provide audited annual operating statements and other financial statements.

6.15        Indemnity. Borrower will defend and hold Lender and its successors and assigns harmless from any Indemnified Claim arising out of or in connection with (a) Borrower's or any other person’s or entity’s use, operation or ownership of the Property, (b) the value, security and enforceability of the Transaction Documents, (c) any suit brought by Lender to foreclose this Mortgage, to enforce any obligations secured by this Mortgage, and/or to prevent the breach hereof, including Lender's actions pursuant to Subsection 9.6 hereof, (d) the use, Release, or disposal of any Hazardous Materials on, under or about the Property or the transport or migration of any Hazardous Materials to or from the Property; and (e) the violation of any law relating to industrial hygiene or environmental conditions in connection with the Property, including soil and ground water conditions; and (f) the breach of any of the representations, warranties and covenants of Borrower with respect to Hazardous Materials set forth in the Transaction Documents. Borrower shall appear in and defend (or pay the expenses of Lender to defend, if Lender elects to handle such defense) any action or proceeding arising out of or in connection with any Indemnified Claim for which Lender is indemnified under the Section, and will pay Lender upon demand the amount of any Indemnified Claim for which Lender is indemnified under this Section, together with interest thereon at the Alternative Applicable Interest Rate from the date that Lender incurred such Indemnified Claim. Such amounts shall constitute additions to the Indebtedness and shall be secured by the Transaction Documents. Borrower's obligations under this Section 6.15 shall survive payment of the Indebtedness.

6.16        Existence. Borrower will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the state where the Property is located and (c) its franchises and trade names, if any.

6.17.       Payment of Taxes. (a) Borrower shall promptly pay all Taxes, all Other Charges, and all charges for utility services provided to the Property as same become due and payable. Borrower will deliver to Lender, promptly upon Lender’s request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Mortgage, Borrower shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same are due. Borrower does not furnish such evidence and receipts at least thirty (30) days prior to the date the Taxes and Other Charges shall become due, then Lender may pay, but shall not be obligated to pay, such Taxes and Other Charges, and Borrower agrees to reimburse Lender for the cost of such Taxes and Other Charges promptly on demand.

(b)          After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (1) no Event of Default has occurred and is continuing under the Note, this Mortgage or any other Transaction Documents, (2) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (3) such proceeding shall suspend the collection of the Taxes from Borrower and from the Property or Borrower shall have paid all of the Taxes under protest, (4) such proceeding shall be permitted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (5) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, foreclosed, terminated, cancelled or lost, and (6) Borrower shall have deposited with Lender adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, or Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon, taking into consideration of any amount that may be paid into tax and insurance reserves under this Mortgage that is available for payment of Taxes.

    6.18.       Junior Financing. Borrower shall not, without the prior written consent of Lender, incur any additional indebtedness or create or permit to be created or to remain, any deed of trust, mortgage, pledge, lien, lease, encumbrance or charge on, or conditional sale or other title retention agreement, with respect to the Property or any part thereof or income therefrom, other than the Transaction Documents and the Permitted Encumbrances. Borrower will obtain the agreement of the holder, from time to time, of any other mortgage on the Property (an "Additional Mortgage"), to send Lender copies of all notices with respect thereto. Provided, however nothing contained in this Section 6.18 shall permit Borrower to enter into an Additional Mortgage without Lender's prior written consent.

Borrower will notify Lender promptly of the receipt of any notice given by the holder of any Additional Mortgage and will forward to Lender a copy of such notice.

7.             Default and Remedies.

7.1.          Each of the following events and occurrences shall constitute an Event of Default under this Mortgage:

(a)            Failure to Pay Indebtedness. If Borrower shall default in the due and punctual payment of all or any portion of the Indebtedness as and when the same shall become due and payable, whether at the Maturity Date or at a date fixed for prepayment or by acceleration or otherwise, and such default shall continue for a period of ten (10) business days.

(b)            Failure to Perform Obligations. If Borrower shall default in the due observance or performance of any of the Obligations other than the Obligations described in subsection (a) above, and such default shall not be curable, or if curable shall continue for a period of thirty (30) days after written notice thereof from Lender to Borrower; provided, however, that such cure period may be extended for up to an additional sixty (60) days so long as the applicable default requires work to be performed, acts to be done or conditions to be remedied which by their nature cannot be completed within such thirty (30) day period and Borrower commences to cure such default within such thirty (30) day period and thereafter diligently and continuously processes the same to completion. Notwithstanding the foregoing or any other provision to the contrary set forth in this Mortgage, the foregoing cure periods shall not apply to defaults in the observance or performance of any of the Obligations described in subsections (c) through (l) below.

(c)             Bankruptcy, Receivership, Insolvency, Etc. If voluntary or involuntary proceedings under the Federal Bankruptcy Code, as amended, shall be commenced by or against Borrower, Guarantor, or Lessee, or any member or general partner of Borrower or Guarantor, or bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other similar proceedings shall be instituted by or against Borrower, Guarantor, Lessee, or any member or general partner of Borrower or Guarantor or Lessee, with respect to all or any part of the property of Borrower, Guarantor, or Lessee, or such member or general partner under the Federal Bankruptcy Code, as amended, or other law of the United States or of any state or other competent jurisdiction, and if such proceedings are instituted against Borrower, Guarantor, or Lessee, or such member or general partner, it shall consent thereto or shall fail to cause the same to be dismissed within sixty (60) days.

(d)             Judgment. If a final judgment for the payment of money in excess of Twenty-Five Thousand Dollars ($25,000.00) shall be rendered against Borrower or Guarantor and the same shall remain unpaid for a period of sixty (60) consecutive days during which period execution shall not be effectively stayed. No cure period shall apply to this Event of Default.

(e)              Insurance Policies. If the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request. No cure period shall apply to a breach of this subsection.

(f)               Payment of Taxes and Other Charges. Subject to the provisions of Section 6.17(b), if any Taxes, Other Charges or other amounts described in Section 6.17(a) are not paid when due and the same is not paid within thirty (30) days from the due date of the applicable amount, except to the extent sums sufficient to pay applicable Taxes and Other Charges have been deposited with Lender in accordance wit the terms of this Mortgage. No additional cure period shall apply to a breach of this subsection.

(g)              Encumbrances. If the Property becomes subject to any Encumbrances, including, without limitation, mechanic’s, materialman’s or other similar Encumbrances, and such Encumbrance shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days. No additional cure period shall apply to a breach of this subsection. The term Encumbrances as used in this subsection excludes (1) the Permitted Encumbrances, (2) Encumbrances in favor of Lender or specifically approved in writing by Lender, and (3) liens for Taxes not delinquent or being contested in good faith in accordance with Section 6.17 (b).

(h)              Tax Liens. If any federal tax lien is filed against Borrower, any member or general partner of Borrower, any Guarantor, any Lessee, or the Property and same is not discharged of record within thirty (30) days after same is filed. No additional cure period shall apply to a breach of this subsection.

(i)                Guaranties and Indemnities. If any default occurs under any guaranty or indemnity executed in connection herewith (including any environmental indemnity) and such default continues after the expiration of applicable grace periods, if any.

(j)                Laws Affecting Obligations and Indebtedness. If subsequent to the date of this Mortgage, any governmental entity in which the Property is located passes any law (1) which renders payment of the Indebtedness and/or performance of the Obligations by Borrower unlawful, or (2) which prohibits Lender from exercising any of its rights and remedies under the Transaction Documents. No cure period shall apply to a breach of this subsection.

(k)               Default Under Other Mortgage. If the holder of any senior or junior mortgage or any other lien on the Property (without hereby implying Lender's consent to any such senior or junior or other mortgage or lien) institutes foreclosure or other proceedings for the enforcement of its remedies thereunder, or if a default exists under any other mortgage or lien on the Property, and such default shall continue for a period of ten (10) business days after written notice thereof by Lender to Borrower, notwithstanding any provision in the Transaction Documents or in any other document to the contrary with respect to notice and right to cure being provided to Lender.

(l)                Prohibited Transfers. Any sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or other transfer of the Property or any direct or indirect interest in Borrower and/or any Guarantor made in violation of Section 6.11 of this Mortgage. No cure period shall apply to a breach of this subsection.

(m)              Default Under Other Loans. If a default shall occur under any of the Other Loans.

(n)               Statutory Condition. A breach of the Statutory Condition.

7.2               Remedies. If an Event of Default occurs, Lender may, at its option, exercise any or all of the following remedies:

(a)                Acceleration. Declare the unpaid portion of the Indebtedness to be immediately due and payable, without further notice or demand (each of which hereby is expressly waived by Borrower), whereupon the same shall become immediately due and payable.

(b)                Enforcement of Mortgage. Lender, with or without entry, personally or by its agents or attorneys, insofar as applicable, may: (1) sell the Property and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, to the extent permitted by and pursuant to the procedures provided by law, at one or more sales, and at such time and place upon such terms and after such notice thereof as may be required or permitted by law; (2) institute proceedings for the complete or partial foreclosure of this Mortgage; or (3) take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Transaction Documents (without being required to foreclose this Mortgage) or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Lender shall elect.

(c)                 Foreclosure and Private Sale. Sell the Property, in whole or in part, pursuant to the procedures and powers set forth in Massachusetts General Laws, Chapter 183, Section 21 and Chapter 244, Sections 14 and 15, the provisions of which are incorporated herein by reference, or by other provisions provided by law including (1) under the judgment or decree of a court of competent jurisdiction, or (2) at public auction (if permitted by the laws of the jurisdiction in which the Property is situated) in such manner, at such time or times and upon such terms as Lender may determine, or as provided by law; and/or sell the Personal Property and/or the Fixtures, in whole or in part, at one or more public or private sales, in such manner, at such time or times and upon such terms as Lender may determine, or as provided by law.

(d)                 Additional Rights and Remedies. Without notice (other than the notices required by the specific terms of the Transaction Documents), without releasing Borrower from any Obligations, and without becoming a Lender in possession, Lender shall have the right, but not the obligation, to cure any breach or default of Borrower and, in connection therewith, by themselves or their agents or through a receiver appointed by a court of competent jurisdiction, to enter upon the Property and to do such acts and things as Lender, in its reasonable discretion deems necessary or desirable to protect the security hereof including, but without limitation, to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Lender hereunder; to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the reasonable judgment of Lender, is prior or superior hereto; to obtain insurance as required hereunder and to pay any Insurance Premiums therefor ; and to employ counsel, accountants, contractors and other appropriate persons to assist them.

(e)                  Other. Exercise any other remedy specifically granted under the Transaction Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

7.3                  Receiver. Lender shall be entitled, as a matter of strict right, without notice and ex parte, and without regard to the value or occupancy of the security, or the solvency of the Borrower or of the Guarantor, or the adequacy of the Property as security for the Indebtedness, to have a receiver appointed to enter upon and take possession of the Property, collect the Rents and profits therefrom and apply the same as the court may direct. Such receiver shall have all the rights and powers permitted under the laws of the jurisdiction where the Property is located. Borrower hereby waives any requirements on the receiver or Lender to post any surety or other bond. Lender or the receiver may also take possession of, and for these purposes use, any and all Personal Property or any part thereof. The expense (including the receiver's fees, counsel fees, costs and agent's compensation) incurred pursuant to the powers herein contained shall be secured by this Mortgage. Lender shall (after payment of all costs and expenses incurred) apply such Rents, issues and profits received by it on the Indebtedness in the order set forth in this Section 7.3. Lender shall be liable to account only for such Rents, issues and profits actually received by Lender.

7.4                  Separate Sales. Any real estate or any interest or estate therein sold pursuant to any non-judicial proceedings or any writ of execution issued on a judgment obtained by virtue of the Transaction Documents, or pursuant to any other judicial proceedings under this Mortgage or the other Transaction Documents, may be sold in one parcel, as an entirety, or in such parcels, and in such manner or order as Lender, in its sole discretion, may elect.

7.5                  No Cure or Waiver. Neither Lender's nor any receiver's entry upon and taking possession of all or any part of the Property, nor any collection of Rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Indebtedness and Obligations, nor the exercise of any other right or remedy by Lender or any receiver shall impair the status of the security, or cure or waive any default or notice of default under the Transaction Documents, or nullify the effect of any notice of default or sale or prejudice Lender in the exercise of any right or remedy, or be construed as an affirmation by Lender of any tenancy, lease or option or a subordination of the lien of this Mortgage.

7.6                  No Conditions Precedent to Exercise of Remedies. Neither Borrower nor any other person now or hereafter obligated for payment of all or any part of the Indebtedness (including Guarantor) shall be relieved of such obligation by reason of the failure of Lender to comply with any request of Borrower or Guarantor or of any other person so obligated to take action to foreclose on this Mortgage or otherwise enforce any provisions of the Transaction Documents or the Note, or by reason of the release, regardless of consideration, of all or any part of the security held for the Indebtedness, or by reason of any agreement or stipulation between any subsequent owner of the Property and Lender extending the time of payment or modifying the terms of the Transaction Documents or Note without first having obtained the consent of Borrower, Guarantor or such other person; and in the latter event Borrower, Guarantor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Lender.

7.7                  Remedies Cumulative and Concurrent. The rights and remedies of Lender as provided in the Transaction Documents shall be cumulative and concurrent and may be pursued separately, successively or together against Borrower or Guarantor or against other obligors or against the Property, or any one or more of them, at the sole discretion of Lender, and may be exercised as often as occasion therefore shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof, nor shall the choice of one remedy be deemed an election of remedies to the exclusion of other remedies.

7.8                  Strict Performance. Any failure by Lender to insist upon strict performance by Borrower or Guarantor of any of the terms and provisions of the Transaction Documents shall not be deemed to be a waiver of any of the terms or provisions of the Transaction Documents and Lender shall have the right thereafter to insist upon strict performance by Borrower or Guarantor of any and all of them.

7.9.                 Payment of Costs, Expenses and Attorneys' Fees. Borrower agrees to pay to Lender immediately and without demand all costs and expenses incurred by Lender in exercising the remedies under the Transaction Documents (including but without limit, court costs and attorneys' fees, whether incurred in litigation or not) with interest at the Alternative Applicable Interest Rate , from the date of expenditure until said sums have been paid. Lender shall be entitled to bid, at the sale of the Property held pursuant to the power of sale granted herein or pursuant to any judicial foreclosure of this instrument, the amount of said costs, expenses and interest in addition to the amount of the other Indebtedness and Obligations as a credit bid, the equivalent of cash.

7.10.               Waiver of Redemption, Notice, Marshaling, Etc. Borrower hereby waives and releases to the extent allowed by applicable law (a) all benefit that might accrue to Borrower and Guarantor by virtue of any present or future law exempting the Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) unless specifically required herein, all notices of Borrower's default or of Lender's election to exercise, or Lender's actual exercise, of any option or remedy under the Transaction Documents; (c) any right to have the liens against the Property marshaled; and (d) the right to plead or assert any statute of limitations as a defense or bar to the enforcement of the Transaction Documents.

7.11.               Application of Proceeds. The proceeds of any sale of all or any portion of the Property and the amounts generated by any holding, leasing, operation or other use of the Property shall be applied by Lender (a) first, to the payment of the costs and expenses of taking possession of the Property (which are expressly secured hereby) and of holding, using, leasing, repairing, improving and selling the same (including, without limitation, payment of any Taxes or other taxes and any environmental remediation of the Property); (b) second, to the extent allowed by law, to the payment of attorneys' fees and other legal expenses, including expenses and fees incurred on appeals and legal expenses and fees of a receiver; (c) third, to the payment of accrued and unpaid interest on the Indebtedness; and (d) fourth, to the payment of the balance of the Indebtedness. The balance, if any, shall be paid to the parties entitled to receive it.

 7.12.              Release of Collateral. Lender may release, regardless of consideration, any part of the security held for the Indebtedness or Obligations without, as to the remainder of the security, in any way impairing or affecting the liens of the Transaction Documents or their priority over any subordinate lien. Without affecting the liability of Borrower, Guarantor or any other person for payment of the Indebtedness or for performance of the Obligations, and without affecting the rights of Lender with respect to any security not expressly released in writing, Lender may, at any time and from time to time, either before or after maturity of the Note, and without notice or consent: (a) release any person liable for payment of all or any part of the Indebtedness or for performance of any Obligations; (b) make any agreement extending the time or otherwise altering terms of payment of all or any part of the Indebtedness, or modifying or waiving any Obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof; (c) exercise or refrain from exercising or waive any right Lender may have; (d) accept additional security of any kind; and (e) release or otherwise deal with any property, real or personal, securing the Indebtedness, including all or any part of the Property.

7.13.               Discontinuance of Proceedings. In the event Lender shall have proceeded to enforce any right under the Transaction Documents and such proceedings shall have been discontinued or abandoned for any reason, then in every such case Borrower, Guarantor and Lender shall be restored to their former positions and the rights, remedies and powers of Lender shall continue as if no such proceedings had been taken.

8.                    Secondary Market/Securitization Transactions.

8.1.                 Transfer of Loan. Lender may, at any time, sell, transfer or assign the Note, this Mortgage and the other Transaction Documents, and any or all servicing rights with respect thereto, or grant Participations therein, or issue Securities. Lender may forward to each Investor, prospective Investor, Rating Agency involved in the rating of such Securities, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Indebtedness and to Borrower, any Guarantor, any Lessee and the Property, whether furnished by Borrower, any Guarantor, any Lessee or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under Applicable Laws to prohibit such disclosure, including, without limitation, any right of privacy.

8.2.                 Cooperation. Borrower agrees, and Borrower shall cause any Guarantor and any Lessee to, cooperate with Lender in connection with any transfer made or any Securities contemplated by this Article 8, including, without limitation, the delivery of an estoppel certificate required in accordance with Section 8.3, such documents as may be reasonably requested by Lender and the information described below. Borrower shall also furnish to Lender, and consents to Lender furnishing to such Investors or such prospective Investors or such Rating Agency, any and all information concerning the Property, the Leases, the financial condition of Borrower, any Guarantor and any Lessee as may be requested by Lender, any Investor, any prospective Investor or any Rating Agency in connection with any sale or transfer of the Loan, any Participation or issuance of Securities.

8.3                  Estoppel Certificates. (a) After request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (1) the original principal amount of the Note, (2) the unpaid principal amount of the Note, (3) the rate of interest of the Note, (4) the terms of payment and maturity date of the Note, (5) the date installments of interest and/or principal were last paid, (6) that, except as provided in such statement, there are no Events of Default or events which with the passage of time or the giving of notice or both, would constitute an Event of Default under the Note or the Mortgage, (7) that the Note and this Mortgage are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (8) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (9) that all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications), (10) the date to which the Rents thereunder have been paid pursuant to the Leases, (11) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (12) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (13) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Mortgage.

(b)                  Borrower shall use its best efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may require, including, without limitation, attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

(c)                   Upon any transfer or proposed transfer contemplated by Section 8.1 above, at Lender’s request, Borrower shall, and shall cause any Guarantor and any Lessee to, provide an estoppel certificate to the Investor or any prospective Investor in such form, substance and detail as Lender, such Investor or prospective Investor may require.

9.                     General Provisions.

9.1                   Further Assurances. Upon the request of Lender, Borrower will, at the sole cost of Borrower, execute and deliver to Lender, in form satisfactory to Lender, such further instruments (including, without limitation, financing statements, estoppel certificates and declarations of no set-off) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purpose of the Transaction Documents, to facilitate the assignment or transfer of the Transaction Documents, and to create, perfect and preserve Lender's liens upon the Property and Personal Property. Upon any failure by Borrower to execute and deliver such instruments, certificates and other documents on or before fifteen (15) days after receipt of written request therefore, Lender may, at the sole cost of Borrower, make, execute and record any and all such instruments, certificates, and other documents, and Borrower irrevocably appoints Lender the agent and attorney-in-fact of Borrower to do so. Borrower authorizes Lender to record and file this Mortgage or any financing statements to perfect its security interest in the Personal Property, Fixtures and Leases and Rents and to execute Borrower's name on such financing statement.

9.2                   Notice. All notices and other communications required under the Transaction Documents shall be in writing and shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (b) one (1) business day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by U. S. certified or registered mail, postage prepaid, return receipt requested, addressed to the party for whom it is intended at the Borrower's Address or the Lender's Address, as the case may be. Any party may designate a change of address by written notice to the other, giving at least ten (10) business days before such change of address is to become effective.

9.3                   Maximum Rate of Interest. Notwithstanding any provision in the Transaction Documents, the total liability of Borrower under the Loan for Interest Payments shall not exceed the Legal Rate. In the event the Interest Payments for any month or other interest payment period exceed the Legal Rate, Lender shall apply all Interest Payments collected in excess of the Legal Rate for the period in question to the outstanding Principal Balance as of the date of receipt. Further, upon notice to Borrower, Lender may waive, reduce or limit the collection of any Interest Payments in excess of the Legal Rate.

9.4.                  Expenses. Borrower shall pay all costs and expenses in connection with the administration, servicing, performance and enforcement of, and collection of all amounts due under, the Transaction Documents, including without limitation, fees and disbursements of Lender's attorneys, recording and filing expenses, conveyance fees, documentary stamps, recordation taxes, intangible and other taxes, surveys, appraisals, environmental site assessments, and title insurance policies, physical damage insurance, liability insurance, and any other costs incurred by Lender. Borrower shall pay Lender upon receipt of written notice from Lender, all of the foregoing costs and expenses incurred by Lender.

9.5.                  No Representations by Lender. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to the Transaction Documents, including without limitation any officer's certificate, survey, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Lender.

9.6.                  Lender's Right to Perform the Obligations. Time is of the essence. If Borrower shall fail to make any payment or perform any act required by the Transaction Documents, then Lender, upon lapse of any grace or notice periods and without further notice to or demand upon Borrower and without waiving or releasing any obligation or default, may make such payment or perform such act for the account of and at the expense of Borrower, as Lender elects. All reasonable and necessary sums so paid by Lender, and all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses so incurred, together with interest thereon at the Alternative Applicable Interest Rate , shall constitute additions to the Indebtedness, and shall be paid by Borrower to Lender, on demand. If Lender shall elect to pay any Taxes and/or Other Charges, Lender may do so in reliance on any bill, statement or assessment procured from the appropriate public office, without inquiring into the accuracy thereof or into the validity of any such Taxes and/or Other Charges.

9.7.                  Severability. In case any one or more of the Obligations shall be invalid, illegal or unenforceable in any respect, the validity of the Transaction Documents and remaining Obligations shall be in no way affected, prejudiced or disturbed thereby.

9.8.                  Modification. The Transaction Documents and the terms of each of them may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is asserted.

9.9.                  Applicable Law. This Mortgage shall be governed by and construed according to the laws of the Commonwealth of Massachusetts.

9.10.                Headings, Etc. The article headings and the section and subsection captions are inserted for convenience of reference only and shall in no way alter or modify the text of such articles, sections and subsections. Whenever used, the singular number shall include the plural, and the plural shall include the singular.

9.11.                Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Transaction Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Transaction Document, Borrower will issue, in lieu thereof, a replacement Note or other Transaction Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Transaction Document in the same principal amount thereof and otherwise of like tenor.

9.12.                WAIVER OF TRIAL BY JURY. BORROWER AND LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THE NOTE, THIS MORTGAGE, OR THE OTHER TRANSACTION DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

9.13.                Mortgage Covenants and Statutory Condition. This Mortgage is given with Mortgage Covenants and is made upon the Statutory Condition contained in Massachusetts General Laws, Chapter 183, Sections 19 and 20, respectively, the provisions of which are incorporated herein by reference, for any breach of which Mortgagee shall have the Statutory Power of Sale.

Borrower has executed this Mortgage as of the date set forth above.

BORROWER:

BAY STATE REALTY HOLDINGS, INC., a Massachusetts corporation

By:
Corey Shaker, President

By:
Charles Schwartz, Secretary

ACKNOWLEDGMENTS

STATE OF ________________                  )
) SS.
COUNTY OF_______________                  )

On February ___, 2006, before me, the undersigned, a Notary Public in and for the county and state aforesaid, personally appeared Corey Shaker, personally known to me (or proved to me on the basis of satisfactory evidence) to be the President therein named and acknowledged to me that the execution thereof was the free and voluntary act and deed of said President for the uses and purposes therein mentioned and on oath stated that they were authorized to execute said instrument on behalf of said corporation.

WITNESS my hand and official seal.

(SEAL)
Notary Public in and for the Commonwealth of Massachusetts

My commission expires: ______________

STATE OF ________________                  )
) SS.
COUNTY OF_______________                  )

On February ____, 2006, before me, the undersigned, a Notary Public in and for the county and state aforesaid, personally appeared Charles Schwartz, personally known to me (or proved to me on the basis of satisfactory evidence) to be the Secretary therein named and acknowledged to me that the execution thereof was the free and voluntary act and deed of said Secretary for the uses and purposes therein mentioned and on oath stated that they were authorized to execute said instrument on behalf of said corporation.

(SEAL)
Notary Public in and for the Commonwealth of Massachusetts

My commission expires: ______________

SCHEDULE A

Description of Property

That certain parcel of land situated in Framingham in the County of Middlesex and said Commonwealth, described as follows:

Southwest by Worcester Road, one hundred seventy-one and 39/100 feet;

Northwesterly by lot A³ as shown on plan hereinafter mentioned, three hundred eighty-four and 48/100 feet; and

Northeasterly, one hundred thirty-four and 31/100 feet, and

Southeasterly, four hundred one and 05/100 feet by land now or formerly of Frederick D. Sanger, et al.

Said parcel is shown as lot A4 on said plan, (Plan No. 8126E)

Also another certain parcel of land situated in said Framingham, described as follows:

Southwesterly by Worcester Road, one hundred and eighty feet;

Northwesterly by the middle line of a Way, forty feet wide, as shown on plan hereinafter mentioned, three hundred fifty-nine and 84/100 feet;

Northerly by land now or formerly of John N. Merriam, twenty-one and 86/100 feet;

Northeasterly by land now or formerly of Frederick D. Sanger, et al, one hundred and thirty feet; and

Southeasterly by lot A4 on said plan, three hundred eighty-four and 48/100 feet.

Said parcel is shown on lot A3 on said plan, (Plan No. 8126E).

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 388, Page 301, with Certificate 58053.

SCHEDULE B

Permitted Encumbrances

1.	Taxes, water rates, sewer rents, and assessments not yet due and payable.

2.
Lot A3 and A4 are subject to an Easement to the Commonwealth of Massachusetts set forth in a Taking by Department of Public Works filed with said Registry as Document No. 115492 as confirmed by a Grant to the Commonwealth of Massachusetts, dated March 2, 1932 filed with said Registry as Document No. 495369.

3.	Notice of Lease to Hometown Auto Framingham, Inc. filed with said Registry as Document No. 113706.

4.
Plan entitled “ALTA/ACSM Land Title Survey for the Project Name Car Dealership Project prepared Lawyers Title Insurance Corporation and Falcon Financial LLC” dated February 19, 1999, prepared by International Land Services, Inc., discloses that the stonewall on the northeasterly boundary extends over the property line and encroaches onto adjoining property.